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                                                                    EXHIBIT 23.5


         CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated January 20, 1998, on the financial statements of Cadis, Inc. as of and for the year ended December 31, 1997, included in Aspect Development, Inc.'s Form 10-K for the year ended December 31, 1999, which is incorporated by reference in this registration statement on Form S-3, and to all references to our Firm included in this registration statement.

                                                /s/ ARTHUR ANDERSEN LLP

Denver, Colorado
July 11, 2001